Midas Funds
As of June 28, 2000
Page 3














                                                     As of June 28, 2000


Midas Funds
11 Hanover Square
New York, New York 10005
Attn: Thomas Winmill, President

     RE: $15,000,000 Line of Credit - Extension of Term

Ladies and Gentlemen:

     State Street Bank and Trust Company (the "Bank") has made available a $15 million uncommitted, unsecured line of credit (the "Uncommitted Line of Credit") to Midas U.S. and Overseas Fund Ltd., Dollar Reserves, Inc., Midas Magic, Inc., Midas Fund, Inc., Midas Investors Ltd., Midas Special Equities Fund, Inc., Bexil Corporation, Tuxis Corporation, and Global Income Fund, Inc. (collectively the "Borrowers" and each, a "Borrower"), as described in a letter agreement dated July 1, 1997, by and between the Borrowers and the Bank (as amended, the "Letter Agreement"). All obligations of the Borrowers arising under the Uncommitted Line of Credit are evidenced by a promissory note in the original principal amount of $15,000,000 dated as of July 1, 1997 executed by the Borrowers to the order of the Bank (as amended, the "Note").

     The Borrowers have requested, and the Bank has agreed, to extend the term of the Uncommitted Line of Credit established under the Letter Agreement for an additional 364 days and to remove Bexil Corporation, Tuxis Corporation, and Global Income Fund, Inc. as "Borrowers" under the Uncommitted Line of Credit. Therefore, for good and valuable consideration, the receipt of which is hereby acknowledged, the Borrowers and the Bank hereby agree as follows:

I.   Amendments to Letter Agreement

     1. The first sentence of the next-to-last paragraph on the second page of the Letter Agreement is hereby amended by adding after "provided that no Loan shall" the following: "be in an amount less than $10,000 or".

     2. The next-to-last paragraph on the second page of the Letter Agreement is hereby further amended by adding to the end thereof the following: "Any prepayment of a Loan hereunder shall be in an amount not less than $10,000 (other than a prepayment in full of all outstanding Loans)".

     3. The last paragraph on the second page of the Letter Agreement is deleted, and the following is inserted in its place:

               Subject to the terms and conditions hereof, the Bank will honor requests for Loans under the Uncommitted Line of Credit until the close of business on June 27, 2001 (the "Expiration Date").

     4. The Borrowers and Bank hereby agree that, upon payment of all outstanding principal, interest, and fees, if any, owing by such entities to the Bank under the terms of the Letter Agreement and Note, the Uncommitted Line of Credit shall terminate with respect to Bexil Corporation, Tuxis Corporation, and Global Income Fund, Inc. with the effect that such entities shall no longer be "Borrowers" under the Uncommitted Line of Credit and shall no longer be able to borrower thereunder.

II.  Amendment to Instruction Certificate

     The Instruction and Confirmation Certificate dated July 10, 1997 executed by the Borrowers and acknowledged by Investors Fiduciary Trust Company (the "Instruction Certificate") is hereby amended be deleting the following therefrom: "Investors Fiduciary Trust Company ("IFTC")" and "IFTC" and substituting the following respectively therefor: "State Street Bank and Trust Company" and "Custodian".

III. Miscellaneous

     1. The Appendix I to each of the Letter Agreement, the Federal Reserve Form U-1 dated July 1, 1998 executed on behalf of the Borrowers and delivered to the Bank (the "Form U-1"), and the Instruction Certificate is hereby deleted and the Appendix I attached hereto is substituted therefor.

     2. Other than as amended hereby, all terms and conditions of the Letter Agreement, the Note, the Form U-1, the Instruction Certificate and all related documents are ratified and affirmed as of the date hereof and extended in order to give effect to the terms hereof and each Borrower represents and warrants to the Bank that no default or event of default has occurred thereunder.

     3. Upon receipt of a fully executed copy of this letter amendment and such other documents or instruments as the Bank may reasonably request, this letter amendment shall be deemed to be an instrument under seal and an amendment to the Letter Agreement, the Note, the Form U-1, and the Instruction Certificate to be governed by the laws of The Commonwealth of Massachusetts.

     4. This letter amendment may be executed in counterparts each of which shall be deemed to be an original document.

     If the foregoing is acceptable to you, please have an authorized officer of each Borrower execute this letter amendment below where indicated and return the same to the undersigned.

                                 Very truly yours,

                                 STATE STREET BANK AND TRUST COMPANY

                                 By: /s/ Paul J. Koobatian
                                     ------------------------------------
                                        Paul J. Koobatian, Vice President
Accepted:

Midas U.S. and Overseas Fund Ltd.
Dollar Reserves, Inc.
Midas Magic, Inc.
Midas Fund, Inc.
Midas Investors Ltd.
Midas Special Equities Fund, Inc.


By: /s/ Thomas B. Winmill
    ---------------------------------
       Name:Thomas B. Winmill
       Title:President

Address:
-------

11 Hanover Square
New York, New York 10005


Acknowledged:

STATE STREET BANK AND TRUST COMPANY, as custodian


By:  /s/ Mark Nicholson
     -------------------------------
        Name:Mark Nicholson
        Title:Vice President

                                   APPENDIX I



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Borrower                                   Investment Adviser
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Midas U.S. and Overseas Fund Ltd.          Midas Management Corporation
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Dollar Reserves, Inc.                      Midas Management Corporation
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Midas Magic, Inc.                          Midas Management Corporation
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Midas Fund, Inc.                           Midas Management Corporation
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Midas Investors Ltd.                       Midas Management Corporation
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Midas Special Equities Fund, Inc.          Midas Management Corporation
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